EXHIBIT 99.1

For Immediate Release

CORRECTION - First Hawaiian, Inc. Reports Fourth Quarter 2019 Financial Results and Declares Dividend

•	Net income of $67.8 million, or $0.52 per diluted share, core net income[1] of $71.3 million or $0.54 per diluted share[1]
•	Board of Directors declared a quarterly dividend of $0.26 per share

HONOLULU, Jan.  29, 2020 (GLOBE NEWSWIRE) -- In a release issued under the same headline yesterday by First Hawaiian, Inc. (NASDAQ:FHB), please note that in the third paragraph of the release, the record date for its next quarterly dividend should be February 24, 2020, not February 28, 2020 as previously stated. The corrected release follows:

First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its quarter ended December 31, 2019.

“I’m pleased to report that we ended 2019 with a strong fourth quarter. We generated great loan growth, significantly reduced deposit costs, and maintained excellent credit quality,” said Bob Harrison, Chairman, President and Chief Executive Officer. “This was a good finish to an exciting year, and we are well positioned going into 2020.”

On January 22, 2020 the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share. The dividend will be payable on March 6, 2020 to stockholders of record at the close of business on February 24, 2020.

Fourth Quarter 2019 Highlights:

•

Profitability measures were excellent with Return on Assets of 1.34%, core Return on Average Tangible Assets1,[2]  of 1.48%, Return on Equity of 10.21%, and core Return on Average Tangible Common Equity[1,2]  of  17.22%;

•	Grew loans and leases by $368 million, or 2.9%;
•	Cost of deposits fell 10 basis points to 44 basis points;
•	Reported efficiency ratio was 48.9% and core efficiency ratio[1] was 47.7%;
•	Continued excellent credit quality. The ratio of non-performing assets to total loans and leases and other real estate owned was 0.04% at the end of the fourth quarter.

Balance Sheet

Total assets were $20.2 billion as of December 31, 2019, compared to $20.6 billion as of September 30, 2019.

Gross loans and leases were $13.2 billion as of December 31, 2019, an increase of $368 million, or 2.9%, from $12.8 billion as of September 30, 2019.

Total deposits were $16.4 billion as of December 31, 2019, a decrease of $412 million, or 2.4%, from $16.9 billion as of September 30, 2019, primarily reflecting the withdrawal of a $400 million commercial deposit that was deposited at the end of the third quarter and withdrawn early in the fourth quarter, and a $266 million reduction in public deposits.

Net Interest Income

Net interest income for the fourth quarter of 2019 was $139.6 million, a decrease of $3.5 million, or 2.4%, compared to $143.1 million for the prior quarter. The decrease in net interest income compared to the third quarter of 2019 was primarily due to lower yields on loans and lower investment and loan balances, partially offset by lower deposit rates and balances. Average loan balances in the fourth quarter were lower than the prior quarter as a result of the sale of $409 million of shared national credits in the third quarter.

Net interest margin (“NIM”) was 3.15% in the fourth quarter of 2019, a decrease of four basis points compared to 3.19% in the third quarter of 2019.

1

Core measurements are non-GAAP financial measures. Core excludes certain gains, expenses and one-time items. See Tables 13 and 14 at the end of this document for reconciliations of core measurements, including core net income, core noninterest income, core efficiency ratio and core earnings per diluted share to the comparable GAAP measurements.

2

Return on Average Tangible Assets (“ROATA”) and Return on Average Tangible Common Equity (“ROATCE”) are non-GAAP financial measures. A reconciliation of average tangible assets and average tangible stockholders’ equity to the comparable GAAP measurements is provided in Table 13 at the end of this document.

Provision Expense

Results for the quarter ended December 31, 2019 included a provision for credit losses of $4.3 million.  No provision for credit losses was taken in the quarter ended September 30, 2019.

Noninterest Income

Noninterest income was $46.7 million in the fourth quarter of 2019, a decrease of $3.3 million compared to noninterest income of $50.0 million in the third quarter of 2019.

Noninterest Expense

Noninterest expense was $91.1 million in the fourth quarter of 2019, a decrease of $2.4 million from $93.5 million in the third quarter of 2019.

The efficiency ratio was 48.9% and 48.4% for the quarters ended December 31, 2019 and September 30, 2019, respectively.

Taxes

The effective tax rate was 25.5% for both the quarters ended December 31, 2019 and September 30, 2019.

Asset Quality

The allowance for loan and lease losses was $130.5 million, or 0.99% of total loans and leases, as of December 31, 2019, compared to $133.0 million, or 1.04% of total loans and leases, as of September 30, 2019. Net charge-offs were $6.7 million, or 0.20% of average loans and leases on an annualized basis for the quarter ended December 31, 2019, compared to $5.6 million, or 0.17% of average loans and leases on an annualized basis for the quarter ended September 30, 2019. Total non-performing assets were $5.8 million, or 0.04% of total loans and leases and other real estate owned, at December 31, 2019, compared to non-performing assets of $4.3 million, or 0.03% of total loans and leases and other real estate owned, at September 30, 2019.

Capital

Total stockholders' equity was $2.6 billion at December 31, 2019, compared to $2.7 billion at September 30, 2019.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.79%, 11.88% and 12.81%, respectively, at December 31, 2019, compared with 8.68%, 12.15% and 13.11%, respectively, at September 30, 2019.

The Company repurchased 1.3 million shares of common stock at a total cost of $37.4 million under the stock repurchase program in the fourth quarter. The average cost was $27.92 per share repurchased.  For the full year 2019, the Company repurchased 5.1 million shares at a total cost of $136.2 million.

The Company’s Board of Directors approved a stock repurchase program for up to $80 million of its outstanding common stock during 2020.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 12:00 p.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 7588548. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on February 4, 2020. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 7588548.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share (basic and diluted) and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average total stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525-6268	(808) 525-6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Operating Results:
Net interest income	$139,619	$143,081	$143,985	$573,402	$566,318
Provision for loan and lease losses	4,250	—	5,750	13,800	22,180
Noninterest income	46,708	49,980	33,091	192,533	178,993
Noninterest expense	91,058	93,466	89,354	370,437	364,953
Net income	67,836	74,199	59,995	284,392	264,394
Basic earnings per share	0.52	0.56	0.44	2.14	1.93
Diluted earnings per share	0.52	0.56	0.44	2.13	1.93
Dividends declared per share	0.26	0.26	0.24	1.04	0.96
Dividend payout ratio	50.00%	46.43%	54.55%	48.83%	49.74%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$139,619	$143,081	$143,985	$573,402	$566,318
Core noninterest income	51,331	49,980	57,176	199,748	203,078
Core noninterest expense	91,010	91,222	88,919	367,623	358,561
Core net income	71,250	75,871	77,914	291,785	286,711
Core basic earnings per share	0.55	0.57	0.58	2.19	2.09
Core diluted earnings per share	0.54	0.57	0.58	2.19	2.09
Performance Ratio(1):
Net interest margin	3.15%	3.19%	3.23%	3.20%	3.16%
Core net interest margin (non-GAAP)	3.15%	3.19%	3.23%	3.20%	3.16%
Efficiency ratio	48.86%	48.41%	50.45%	48.36%	48.96%
Core efficiency ratio (non-GAAP)	47.65%	47.25%	44.19%	47.55%	46.59%
Return on average total assets	1.34%	1.45%	1.19%	1.40%	1.31%
Core return on average total assets (non-GAAP)	1.41%	1.48%	1.54%	1.44%	1.42%
Return on average tangible assets (non-GAAP)	1.41%	1.52%	1.25%	1.47%	1.37%
Core return on average tangible assets (non-GAAP)(2)	1.48%	1.56%	1.62%	1.51%	1.49%
Return on average total stockholders' equity	10.21%	11.12%	9.77%	10.90%	10.76%
Core return on average total stockholders' equity (non-GAAP)	10.72%	11.37%	12.68%	11.18%	11.67%
Return on average tangible stockholders' equity (non-GAAP)	16.40%	17.81%	16.51%	17.62%	18.08%
Core return on average tangible stockholders’ equity (non-GAAP)(3)	17.22%	18.21%	21.44%	18.08%	19.61%
Average Balances:
Average loans and leases	$12,940,956	$13,032,349	$12,829,635	$13,063,716	$12,570,182
Average earning assets	17,649,343	17,862,564	17,701,301	17,892,440	17,911,545
Average assets	20,089,601	20,332,457	20,069,988	20,325,697	20,247,135
Average deposits	16,355,254	16,573,796	16,608,611	16,613,379	17,115,380
Average stockholders' equity	2,636,651	2,648,428	2,437,504	2,609,432	2,457,771
Market Value Per Share:
Closing	28.85	26.70	22.51	28.85	22.51
High	29.47	27.84	27.49	29.47	32.36
Low	25.48	24.25	21.19	22.13	21.19

	As of	As of	As of
	December 31,	September 30,	December 31,
	2019	2019	2018
Balance Sheet Data:
Loans and leases	$13,211,650	$12,843,396	$13,076,191
Total assets	20,166,734	20,598,220	20,695,678
Total deposits	16,444,994	16,857,246	17,150,068
Short-term borrowings	400,000	400,000	—
Long-term borrowings	200,019	200,018	600,026
Total stockholders' equity	2,640,258	2,654,558	2,524,839

Per Share of Common Stock:
Book value	$20.32	$20.22	$18.72
Tangible book value (non-GAAP)(4)	12.66	12.64	11.34

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.04%	0.03%	0.05%
Allowance for loan and lease losses / total loans and leases	0.99%	1.04%	1.08%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	11.88%	12.15%	11.97%
Tier 1 Capital Ratio	11.88%	12.15%	11.97%
Total Capital Ratio	12.81%	13.11%	12.99%
Tier 1 Leverage Ratio	8.79%	8.68%	8.72%
Total stockholders' equity to total assets	13.09%	12.89%	12.20%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.58%	8.46%	7.76%

Non-Financial Data:
Number of branches	58	58	60
Number of ATMs	301	293	295
Number of Full-Time Equivalent Employees	2,092	2,099	2,155

(1)	Except for the efficiency ratio and the core efficiency ratio, amounts are annualized for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018.
(2)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(3)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(4)

Tangible book value is a non-GAAP financial measure. We compute our tangible book value as the ratio of tangible stockholders’ equity to shares outstanding. Tangible stockholders’ equity is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Interest income
Loans and lease financing	$138,033	$144,691	$140,649	$574,013	$529,877
Available-for-sale securities	20,979	22,256	25,537	92,505	107,123
Other	3,120	3,234	1,858	12,174	9,051
Total interest income	162,132	170,181	168,044	678,692	646,051
Interest expense
Deposits	18,222	22,753	20,152	87,865	72,976
Short-term and long-term borrowings	4,291	4,347	3,907	17,425	6,757
Total interest expense	22,513	27,100	24,059	105,290	79,733
Net interest income	139,619	143,081	143,985	573,402	566,318
Provision for loan and lease losses	4,250	—	5,750	13,800	22,180
Net interest income after provision for loan and lease losses	135,369	143,081	138,235	559,602	544,138
Noninterest income
Service charges on deposit accounts	9,041	8,554	8,427	33,778	32,036
Credit and debit card fees	16,626	16,839	16,755	66,749	65,716
Other service charges and fees	8,818	8,903	9,763	36,253	38,316
Trust and investment services income	8,855	8,698	7,895	35,102	31,324
Bank-owned life insurance	2,533	5,743	1,086	15,479	9,217
Investment securities losses, net	(123)	—	—	(2,715)	—
Other-than-temporary impairment (OTTI) losses on available-for-sale debt securities	—	—	(24,085)	—	(24,085)
Other	958	1,243	13,250	7,887	26,469
Total noninterest income	46,708	49,980	33,091	192,533	178,993
Noninterest expense
Salaries and employee benefits	41,098	44,955	41,407	173,098	167,162
Contracted services and professional fees	13,724	14,649	13,005	56,321	49,775
Occupancy	7,231	7,250	7,181	28,753	27,330
Equipment	4,491	4,024	4,610	17,343	17,714
Regulatory assessment and fees	1,802	1,992	2,053	7,390	14,217
Advertising and marketing	1,317	1,647	1,687	6,910	4,813
Card rewards program	8,635	6,930	6,978	29,961	24,860
Other	12,760	12,019	12,433	50,661	59,082
Total noninterest expense	91,058	93,466	89,354	370,437	364,953
Income before provision for income taxes	91,019	99,595	81,972	381,698	358,178
Provision for income taxes	23,183	25,396	21,977	97,306	93,784
Net income	$67,836	$74,199	$59,995	$284,392	$264,394
Basic earnings per share	$0.52	$0.56	$0.44	$2.14	$1.93
Diluted earnings per share	$0.52	$0.56	$0.44	$2.13	$1.93
Basic weighted-average outstanding shares	130,463,102	132,583,902	134,874,277	133,076,489	136,945,134
Diluted weighted-average outstanding shares	130,845,645	132,877,769	135,100,162	133,387,157	137,111,420

Consolidated Balance Sheets	Table 3
	December 31,	September 30,	December 31,
(dollars in thousands)	2019	2019	2018
Assets
Cash and due from banks	$360,375	$358,863	$396,836
Interest-bearing deposits in other banks	333,642	985,154	606,801
Investment securities	4,075,644	4,157,082	4,498,342
Loans held for sale	904	1,594	432
Loans and leases	13,211,650	12,843,396	13,076,191
Less: allowance for loan and lease losses	130,530	132,964	141,718
Net loans and leases	13,081,120	12,710,432	12,934,473

Premises and equipment, net	316,885	315,309	304,996
Other real estate owned and repossessed personal property	319	82	751
Accrued interest receivable	45,239	44,671	48,920
Bank-owned life insurance	453,873	453,410	446,076
Goodwill	995,492	995,492	995,492
Mortgage servicing rights	12,668	13,630	16,155
Other assets	490,573	562,501	446,404
Total assets	$20,166,734	$20,598,220	$20,695,678
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$10,564,922	$11,136,424	$11,142,127
Noninterest-bearing	5,880,072	5,720,822	6,007,941
Total deposits	16,444,994	16,857,246	17,150,068
Short-term borrowings	400,000	400,000	—
Long-term borrowings	200,019	200,018	600,026
Retirement benefits payable	138,222	128,442	127,909
Other liabilities	343,241	357,956	292,836
Total liabilities	17,526,476	17,943,662	18,170,839

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,917,150 / 129,928,479 shares as of December 31, 2019, issued/outstanding: 139,908,699 / 131,260,900 shares as of September 30, 2019 and issued/outstanding: 139,656,674 / 134,874,302 shares as of December 31, 2018)	1,399	1,399	1,397
Additional paid-in capital	2,503,677	2,501,324	2,495,853
Retained earnings	437,072	403,317	291,919
Accumulated other comprehensive loss, net	(31,749)	(18,774)	(132,195)
Treasury stock (9,988,671 shares as of December 31, 2019, 8,647,799 shares as of September 30, 2019 and 4,782,372 shares as of December 31, 2018)	(270,141)	(232,708)	(132,135)
Total stockholders' equity	2,640,258	2,654,558	2,524,839
Total liabilities and stockholders' equity	$20,166,734	$20,598,220	$20,695,678

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$548.5	$2.3	1.68%	$447.8	$2.3	2.02%	$290.0	$1.5	2.04%
Available-for-Sale Investment Securities	4,092.2	21.0	2.05	4,296.3	22.3	2.07	4,521.3	25.5	2.24
Loans Held for Sale	1.5	—	2.55	1.4	—	2.36	0.3	—	3.51
Loans and Leases(1)
Commercial and industrial	2,668.5	25.3	3.76	2,885.9	30.0	4.12	3,120.9	32.7	4.16
Commercial real estate	3,325.8	35.9	4.28	3,294.7	37.3	4.49	3,013.0	32.4	4.27
Construction	497.8	5.4	4.36	477.2	5.6	4.67	623.9	7.1	4.51
Residential:
Residential mortgages	3,720.2	38.5	4.14	3,644.9	38.6	4.23	3,351.8	36.0	4.26
Home equity lines	905.6	8.2	3.58	912.8	8.6	3.74	904.5	8.7	3.78
Consumer	1,635.2	23.3	5.66	1,651.4	23.3	5.61	1,657.9	22.7	5.44
Lease financing	187.8	1.4	2.94	165.4	1.3	3.14	157.6	1.1	2.70
Total Loans and Leases	12,940.9	138.0	4.24	13,032.3	144.7	4.41	12,829.6	140.7	4.35
Other Earning Assets	66.2	0.8	4.76	84.8	0.9	4.47	60.1	0.4	2.42
Total Earning Assets(2)	17,649.3	162.1	3.66	17,862.6	170.2	3.79	17,701.3	168.1	3.77
Cash and Due from Banks	316.5			341.7			339.7
Other Assets	2,123.8			2,128.2			2,029.0
Total Assets	$20,089.6			$20,332.5			$20,070.0

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,943.2	$3.8	0.31%	$4,891.5	$4.6	0.37%	4,708.4	$3.6	0.30%
Money Market	3,117.6	5.6	0.72	3,067.4	7.1	0.92	3,021.9	6.1	0.80
Time	2,538.4	8.8	1.37	2,872.6	11.1	1.54	3,026.2	10.5	1.37
Total Interest-Bearing Deposits	10,599.2	18.2	0.68	10,831.5	22.8	0.83	10,756.5	20.2	0.74
Short-Term Borrowings	400.1	2.9	2.87	370.0	2.6	2.84	112.9	0.6	2.26
Long-Term Borrowings	200.0	1.4	2.76	239.1	1.7	2.82	452.2	3.3	2.86
Total Interest-Bearing Liabilities	11,199.3	22.5	0.80	11,440.6	27.1	0.94	11,321.6	24.1	0.84
Net Interest Income		$139.6			$143.1			$144.0
Interest Rate Spread			2.86%			2.85%			2.93%
Net Interest Margin			3.15%			3.19%			3.23%
Noninterest-Bearing Demand Deposits	5,756.0			5,742.3			5,852.1
Other Liabilities	497.6			501.2			458.8
Stockholders' Equity	2,636.7			2,648.4			2,437.5
Total Liabilities and Stockholders' Equity	$20,089.6			$20,332.5			$20,070.0

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Year Ended			Year Ended
	December 31, 2019			December 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$437.8	$9.3	2.11%	$460.8	$8.3	1.81%
Available-for-Sale Investment Securities	4,310.2	92.5	2.15	4,843.0	107.1	2.21
Loans Held for Sale	1.0	—	2.53	1.0	—	3.60
Loans and Leases(1)
Commercial and industrial	2,987.3	122.8	4.11	3,105.4	121.9	3.93
Commercial real estate	3,176.6	143.9	4.53	2,918.5	118.7	4.07
Construction	547.7	25.5	4.65	623.6	25.8	4.13
Residential:
Residential mortgages	3,626.0	150.9	4.16	3,254.9	138.4	4.25
Home equity lines	910.7	34.1	3.74	874.2	32.2	3.68
Consumer	1,652.8	91.8	5.56	1,633.2	88.2	5.40
Lease financing	162.6	5.0	3.08	160.4	4.7	2.91
Total Loans and Leases	13,063.7	574.0	4.39	12,570.2	529.9	4.22
Other Earning Assets	79.8	2.9	3.66	36.5	0.7	1.93
Total Earning Assets(2)	17,892.5	678.7	3.79	17,911.5	646.0	3.61
Cash and Due from Banks	340.1			328.3
Other Assets	2,093.1			2,007.3
Total Assets	$20,325.7			$20,247.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,840.6	$16.6	0.34%	$4,638.6	$11.0	0.24%
Money Market	3,123.5	27.8	0.89	2,833.4	15.2	0.53
Time	2,882.9	43.5	1.51	3,743.5	46.8	1.25
Total Interest-Bearing Deposits	10,847.0	87.9	0.81	11,215.5	73.0	0.65
Short-Term Borrowings	209.8	5.9	2.82	39.9	0.8	2.13
Long-Term Borrowings	406.6	11.5	2.83	206.0	5.9	2.87
Total Interest-Bearing Liabilities	11,463.4	105.3	0.92	11,461.4	79.7	0.70
Net Interest Income		$573.4			$566.3
Interest Rate Spread			2.87%			2.91%
Net Interest Margin			3.20%			3.16%
Noninterest-Bearing Demand Deposits	5,766.4			5,899.9
Other Liabilities	486.5			428.0
Stockholders' Equity	2,609.4			2,457.8
Total Liabilities and Stockholders' Equity	$20,325.7			$20,247.1

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended December 31, 2019
	Compared to September 30, 2019
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.4	$(0.4)	$—
Available-for-Sale Investment Securities	(1.1)	(0.2)	(1.3)
Loans and Leases
Commercial and industrial	(2.2)	(2.5)	(4.7)
Commercial real estate	0.4	(1.8)	(1.4)
Construction	0.2	(0.4)	(0.2)
Residential:
Residential mortgage	0.8	(0.9)	(0.1)
Home equity line	(0.1)	(0.3)	(0.4)
Consumer	(0.2)	0.2	—
Lease financing	0.2	(0.1)	0.1
Total Loans and Leases	(0.9)	(5.8)	(6.7)
Other Earning Assets	(0.2)	0.1	(0.1)
Total Change in Interest Income	(1.8)	(6.3)	(8.1)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	(0.8)	(0.8)
Money Market	0.1	(1.6)	(1.5)
Time	(1.2)	(1.1)	(2.3)
Total Interest-Bearing Deposits	(1.1)	(3.5)	(4.6)
Short-Term Borrowings	0.2	0.1	0.3
Long-Term Borrowings	(0.3)	—	(0.3)
Total Change in Interest Expense	(1.2)	(3.4)	(4.6)
Change in Net Interest Income	$(0.6)	$(2.9)	$(3.5)

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended December 31, 2019
	Compared to December 31, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$1.1	$(0.3)	$0.8
Available-for-Sale Investment Securities	(2.4)	(2.1)	(4.5)
Loans and Leases
Commercial and industrial	(4.5)	(2.9)	(7.4)
Commercial real estate	3.4	0.1	3.5
Construction	(1.4)	(0.3)	(1.7)
Residential:
Residential mortgage	3.6	(1.1)	2.5
Home equity line	—	(0.5)	(0.5)
Consumer	(0.2)	0.8	0.6
Lease financing	0.2	0.1	0.3
Total Loans and Leases	1.1	(3.8)	(2.7)
Other Earning Assets	—	0.4	0.4
Total Change in Interest Income	(0.2)	(5.8)	(6.0)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	0.1	0.2
Money Market	0.2	(0.7)	(0.5)
Time	(1.7)	—	(1.7)
Total Interest-Bearing Deposits	(1.4)	(0.6)	(2.0)
Short-Term Borrowings	2.1	0.2	2.3
Long-Term Borrowings	(1.8)	(0.1)	(1.9)
Total Change in Interest Expense	(1.1)	(0.5)	(1.6)
Change in Net Interest Income	$0.9	$(5.3)	$(4.4)

Analysis of Change in Net Interest Income			Table 8
	Year Ended December 31, 2019
	Compared to December 31, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.4)	$1.4	$1.0
Available-for-Sale Investment Securities	(11.7)	(2.9)	(14.6)
Loans and Leases
Commercial and industrial	(4.7)	5.6	0.9
Commercial real estate	11.0	14.2	25.2
Construction	(3.3)	3.0	(0.3)
Residential:
Residential mortgage	15.6	(3.1)	12.5
Home equity line	1.4	0.5	1.9
Consumer	1.0	2.6	3.6
Lease financing	—	0.3	0.3
Total Loans and Leases	21.0	23.1	44.1
Other Earning Assets	1.3	0.9	2.2
Total Change in Interest Income	10.2	22.5	32.7

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.5	5.1	5.6
Money Market	1.7	10.9	12.6
Time	(11.9)	8.6	(3.3)
Total Interest-Bearing Deposits	(9.7)	24.6	14.9
Short-Term Borrowings	4.7	0.4	5.1
Long-Term Borrowings	5.7	(0.1)	5.6
Total Change in Interest Expense	0.7	24.9	25.6
Change in Net Interest Income	$9.5	$(2.4)	$7.1

Loans and Leases			Table 9
	December 31,	September 30,	December 31,
(dollars in thousands)	2019	2019	2018
Commercial and industrial	$2,743,242	$2,654,077	$3,208,760
Commercial real estate	3,463,953	3,309,389	2,990,783
Construction	519,241	486,977	626,757
Residential:
Residential mortgage	3,768,936	3,671,424	3,527,101
Home equity line	893,239	916,106	912,517
Total residential	4,662,175	4,587,530	4,439,618
Consumer	1,620,556	1,637,549	1,662,504
Lease financing	202,483	167,874	147,769
Total loans and leases	$13,211,650	$12,843,396	$13,076,191

Deposits			Table 10
	December 31,	September 30,	December 31,
(dollars in thousands)	2019	2019	2018
Demand	$5,880,072	$5,720,822	$6,007,941
Savings	4,998,933	4,899,468	4,853,285
Money Market	3,055,832	3,529,363	3,196,678
Time	2,510,157	2,707,593	3,092,164
Total Deposits	$16,444,994	$16,857,246	$17,150,068

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More			Table 11
	December 31,	September 30,	December 31,
(dollars in thousands)	2019	2019	2018
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$32	$12	$274
Commercial real estate	30	33	1,658
Total Commercial Loans	62	45	1,932
Residential Loans:
Residential mortgage	5,406	3,959	4,611
Total Residential Loans	5,406	3,959	4,611
Consumer	—	200	—
Total Non-Accrual Loans and Leases	5,468	4,204	6,543
Other Real Estate Owned	319	82	751
Total Non-Performing Assets	$5,787	$4,286	$7,294

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$1,429	$750	$141
Construction	2,367	—	—
Commercial real estate	1,013	—	—
Total Commercial Loans	4,809	750	141
Residential Loans:
Residential mortgage	74	139	32
Home equity line	2,995	3,192	2,842
Total Residential Loans	3,069	3,331	2,874
Consumer	4,272	3,076	3,373
Total Accruing Loans and Leases Past Due 90 Days or More	$12,150	$7,157	$6,388

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	14,493	22,350	24,033
Total Loans and Leases	$13,211,650	$12,843,396	$13,076,191

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2019	2019	2018	2019	2018
Balance at Beginning of Period	$132,964	$138,535	$141,250	$141,718	$137,253
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(204)	(514)	—	(2,718)	(778)
Lease financing	—	—	—	(24)	—
Total Commercial Loans	(204)	(514)	—	(2,742)	(778)
Residential	(431)	(7)	(6)	(438)	(165)
Consumer	(8,689)	(8,015)	(8,015)	(32,807)	(26,630)
Total Loans and Leases Charged-Off	(9,324)	(8,536)	(8,021)	(35,987)	(27,573)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	107	241	78	410	232
Commercial real estate	170	30	41	263	216
Total Commercial Loans	277	271	119	673	448
Residential	107	425	256	967	940
Consumer	2,256	2,269	2,364	9,359	8,470
Total Recoveries on Loans and Leases Previously Charged-Off	2,640	2,965	2,739	10,999	9,858
Net Loans and Leases Charged-Off	(6,684)	(5,571)	(5,282)	(24,988)	(17,715)
Provision for Loan and Lease Losses	4,250	—	5,750	13,800	22,180
Balance at End of Period	$130,530	$132,964	$141,718	$130,530	$141,718
Average Loans and Leases Outstanding	$12,940,956	$13,032,349	$12,829,635	$13,063,716	$12,570,182
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding(1)	0.20%	0.17%	0.16%	0.19%	0.14%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	0.99%	1.04%	1.08%	0.99%	1.08%

(1)	Annualized for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018.

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Income Statement Data:
Net income	$67,836	$74,199	$59,995	$284,392	$264,394
Core net income	$71,250	$75,871	$77,914	$291,785	$286,711

Average total stockholders' equity	$2,636,651	$2,648,428	$2,437,504	$2,609,432	$2,457,771
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,641,159	$1,652,936	$1,442,012	$1,613,940	$1,462,279

Average total assets	$20,089,601	$20,332,457	$20,069,988	$20,325,697	$20,247,135
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,094,109	$19,336,965	$19,074,496	$19,330,205	$19,251,643

Return on average total stockholders' equity(1)	10.21%	11.12%	9.77%	10.90%	10.76%
Core return on average total stockholders' equity (non-GAAP)(1)	10.72%	11.37%	12.68%	11.18%	11.67%
Return on average tangible stockholders' equity (non-GAAP)(1)	16.40%	17.81%	16.51%	17.62%	18.08%
Core return on average tangible stockholders' equity (non-GAAP)(1)	17.22%	18.21%	21.44%	18.08%	19.61%

Return on average total assets(1)	1.34%	1.45%	1.19%	1.40%	1.31%
Core return on average total assets (non-GAAP)(1)	1.41%	1.48%	1.54%	1.44%	1.42%
Return on average tangible assets (non-GAAP)(1)	1.41%	1.52%	1.25%	1.47%	1.37%
Core return on average tangible assets (non-GAAP)(1)	1.48%	1.56%	1.62%	1.51%	1.49%

	As of	As of	As of
	December 31,	September 30,	December 31,
	2019	2019	2018
Balance Sheet Data:
Total stockholders' equity	$2,640,258	$2,654,558	$2,524,839
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$1,644,766	$1,659,066	$1,529,347

Total assets	$20,166,734	$20,598,220	$20,695,678
Less: goodwill	995,492	995,492	995,492
Tangible assets	$19,171,242	$19,602,728	$19,700,186

Shares outstanding	129,928,479	131,260,900	134,874,302

Total stockholders' equity to total assets	13.09%	12.89%	12.20%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.58%	8.46%	7.76%

Book value per share	$20.32	$20.22	$18.72
Tangible book value per share (non-GAAP)	$12.66	$12.64	$11.34

(1)	Annualized for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018.

GAAP to Non-GAAP Reconciliation					Table 14
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Net interest income	$139,619	$143,081	$143,985	$573,402	$566,318
Core net interest income (non-GAAP)	$139,619	$143,081	$143,985	$573,402	$566,318

Noninterest income	$46,708	$49,980	$33,091	$192,533	$178,993
Loss on sale of securities	123	—	—	2,715	—
Costs associated with the sale of stock	4,500	—	—	4,500	—
OTTI losses on available-for-sale debt securities	—	—	24,085	—	24,085
Core noninterest income (non-GAAP)	$51,331	$49,980	$57,176	$199,748	$203,078

Noninterest expense	$91,058	$93,466	$89,354	$370,437	$364,953
Loss on litigation settlement(1)	—	—	—	—	(4,125)
One-time items(2)	(48)	(2,244)	(435)	(2,814)	(2,267)
Core noninterest expense (non-GAAP)	$91,010	$91,222	$88,919	$367,623	$358,561

Net income	$67,836	$74,199	$59,995	$284,392	$264,394
Loss on sale of securities	123	—	—	2,715	—
Costs associated with the sale of stock	4,500	—	—	4,500	—
OTTI losses on available-for-sale debt securities	—	—	24,085	—	24,085
Loss on litigation settlement(1)	—	—	—	—	4,125
One-time noninterest expense items(2)	48	2,244	435	2,814	2,267
Tax adjustments(3)	(1,257)	(572)	(6,601)	(2,636)	(8,160)
Total core adjustments	3,414	1,672	17,919	7,393	22,317
Core net income (non-GAAP)	$71,250	$75,871	$77,914	$291,785	$286,711

Basic earnings per share	$0.52	$0.56	$0.44	$2.14	$1.93
Diluted earnings per share	$0.52	$0.56	$0.44	$2.13	$1.93
Efficiency ratio	48.86%	48.41%	50.45%	48.36%	48.96%

Core basic earnings per share (non-GAAP)	$0.55	$0.57	$0.58	$2.19	$2.09
Core diluted earnings per share (non-GAAP)	$0.54	$0.57	$0.58	$2.19	$2.09
Core efficiency ratio (non-GAAP)	47.65%	47.25%	44.19%	47.55%	46.59%

(1)

The Company reached an agreement in principle to resolve a putative class action lawsuit alleging that the Bank improperly charged certain overdraft fees. In connection with the settlement agreement, the Company recorded an expense of approximately $4.1 million during the year ended December 31, 2018.

(2)

One-time items for all periods shown included nonrecurring offering costs. Additionally, one-time items for the three months ended September 30, 2019 and the twelve months ended December 31, 2019 included costs related to a nonrecurring payment to a former executive of the Company pursuant to the Bank’s Executive Change-in-Control Retention Plan and the loss on our funding swap as a result of a 2019 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016. One-time items for the year ended December 31, 2018 included the loss on our funding swap as a result of a 2018 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016.

(3)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.